REVOLVING CREDIT NOTE

Up to $5,000,000	Ridgefield, CT
As of July 15, 2006

FOR VALUE RECEIVED, the undersigned, PETALS DECORATIVE ACCENTS, INC., a Delaware corporation with its principal offices and place of business at 90 Grove Street, Ridgefield CT, 06877 (the "Borrower"), promises to pay, upon demand, to the order of Southridge Partners LP, a Delaware limited partnership (the "Lender"), or at such other place as may be designated from time to time by the Lender, the unpaid amount of all sums that have been advanced to or for the benefit of the Borrower in accordance with the terms hereof, as evidenced on the attached Grid Schedule, not to exceed the aggregate principal sum of five million dollars ($5,000,000), lawful money of the United States of America, plus interest on the unpaid principal balance computed as set forth below. Unless otherwise stated herein, capitalized terms shall have the meanings as set forth in that certain Loan and Security Agreement dated as of the date hereof, by and between Lender and Borrower (the "Agreement").

This Note and the Loans evidenced by it shall bear interest at the rate equal to five (5%) percent per year, on the basis of a 360-day year and actual number of days elapsed. Accrued interest shall be payable quarterly in arrears by the Borrower within ten calendar (10) days from the end of each calendar quarter.

There shall be no prepayment premium in the event the Borrower prepays any principal or accrued interest thereon.

Mandatory Repayment. Unless waived by the Lender, if at any time the Company closes on a Qualified Financing (as described below), the Company shall be required at the time of such closing to redeem in cash the then outstanding principal balance plus accrued and unpaid interest on this Revolving Credit Note. A “Qualified Financing” shall mean (1) the issuance of any debt or equity securities (in any combination) by the Company in one or more related transactions in exchange for cash consideration of at least $15,000,000 dollars, (2) a sale or transfer of all or substantially all of the assets of the Company to another person, or (3) a transaction that results in a change in control of the Company.

The Borrower hereby requests, authorizes and empowers any officer or employee or agent of the Lender who may be directed by the Lender from time to time to make notations of Advances, payments and resulting outstanding balances on the Grid Schedule attached to this Revolving Credit Note and on additional Grid Schedule sheets as may be used by the Lender from time to time, and agrees to be bound by and to be liable to the Lender for repayment of the outstanding principal balances as shown in good faith to be due and owing on such Grid Schedule sheets from time to time, plus accrued interest thereon. Said Grid Schedule is incorporated herein and made a part of this Revolving Credit Note. Notwithstanding the foregoing, the Lender or the Borrower may establish, by extrinsic evidence, that the outstanding balance of the Note is greater or less than the amount shown on the Grid.

This Revolving Credit Note evidences the Loans, as each are described in and referred to in the Agreement, and is governed by and entitled to the benefits contained in the Agreement and is secured by the security interests granted therein, which, among other things, contain provisions for acceleration of the maturity hereof upon the occurrence of certain events.

Upon the occurrence of one or more Events of Default as provided in the Agreement, the entire disbursed and unpaid principal, and the interest thereon shall, subject to any applicable cure periods, become immediately due and payable without presentment or protest or other notice or demand, all of which are expressly waived by the Borrower.

The powers and remedies given hereby shall not be exclusive of any other powers and remedies available to the Lender. No course of dealings between the Borrower and the Lender and no delay on the part of the Lender in exercising any rights with respect to any default shall operate as a waiver of any rights of the Lender. Failure on the part of the Lender of exercise any rights with respect to any default shall not operate as a waiver of any rights with respect to any other default.

The Borrower agrees to pay all costs and expenses incurred by the Lender in enforcing this Revolving Credit Note, including, without limitation, reasonable attorneys' fees and legal expenses.

Notwithstanding any provision to the contrary contained herein, it is expressly understood and agreed between the Lender and the Borrower that the Lender shall not collect a rate of interest on any obligation or liability due and owing by the Borrower to the Lender in excess of the maximum contract rate of interest permitted by law. It is the intent of the Lender and the Borrower that the interest laws adopted by the State of Connecticut shall govern the relationship between the parties hereto, but in the event of a final adjudication to the contrary, the Borrower, nunc pro tunc, shall be obligated to pay to the Lender only such interest as then shall be permitted by the law of the jurisdiction found to govern the contract relationship between the Borrower and the Lender. All interest found in excess of that rate of interest allowed and collected by the Lender shall be applied to the balance of the principal due hereunder in such manner as to prevent the payment and collection of interest in excess of the rate permitted under applicable law.

This Revolving Credit Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change modification or discharge is sought.

THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF CONNECTICUT. BORROWER HEREBY WAIVES THE RIGHT TO A JURY TRIAL AND CONSENTS TO THE EXCLUSIVE JURISDICTION IN THE FEDERAL OR STATE COURTS OF THE STATE OF CONNECTICUT WITH RESPECT TO THE ENFORCEMENT OF THE TERMS HEREOF AND THE COLLECTION OF THE OBLIGATIONS HEREUNDER.

IN WITNESS WHEREOF, the Borrower has duly executed this Revolving Credit Note the day and year first above written.

PETALS DECORATIVE ACCENTS, INC.

By:
Name:
Title:

GRID SCHEDULE
Date of Transaction	Amount of Loan	Principal Payments	Interest Payments	Unpaid Principal Balance	Person Making Notation
7/24/06	$160,000			$160,000
9/08/06	$200,000			$200,000